                                  Exhibit 10.19
                                     ALLONGE

THIS ALLONGE to the Promissory Note (the "Note") in the original principal sum of $__________, dated ______________, 200__, made by Marc Pharmaceuticals, Inc., payable to __________________hereby amends the Note to provide that its maturity date shall be extended from ________________, 200_ to _____________, 200_.

All other terms of the Note shall remain in full force and effect.

This Allonge shall be attached to the Note and is hereby made a part thereof.

This Allonge may be signed in counterparts, both of which taken together shall constitute one and the same instrument.

Dated: ____________________________

                                                     ---------------------------

Acknowledged and agreed:

MARC PHARMACEUTICALS, INC.

By:____________________________
Name: Robert M. Cohen
Title:   President

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